EXHIBIT 16

                                POWER OF ATTORNEY

We, the undersigned officers and Trustees of Anchor Resource and Commodity Trust, Hereby severally constitute David W. C. Putnam, David Y. Williams, Christopher Williams and Peter K. Blume, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly to sign for us, and in our names and in the capacity mentioned below, any and all Registration Statements and/or Amendments to the Registration Statements, filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement, and all additional Registration Statements and Amendments thereto.

Witness out hands and common seal on the dates set forth below*

Signature                      Title                      Date


/s/DAVID W.C. PUTNAM           Chairman and Trustee       June 21, 1999
David W. C. Putnam


/s/SPENCER H. LEMENAGER        Trustee                    June 21, 1999
Spencer H. LeMenager


/s/ERNEST BUTLER               Trustee                    June 21, 1999
Ernest Butler


/s/DAVID Y. WILLIAMS           President, Secretary       June 21, 1999
David Y. Williams              and Trustee


/s/Joseph C. Williams          Vice  President and Asst.  June 21, 1999
Joseph C. Williams             Treasurer


/s/CHRISTOPHER y. WILLIAMS     Vice  President and Asst.  June 21, 1999
Christopher Y. Williams        Secretary

*This Power of Attorney may be executed in several counterparts, each of which shall be regarded as an original and all of which taken together shall constitute one and the same Power of Attorney, and any of the parties hereto may execute this Power of Attorney by signing any such counterpart.